VOTING AGREEMENT


               AGREEMENT dated as of July 22, 1998 by and among Dollar Tree Stores, Inc., a Virginia corporation ("Parent"), Gary L. Cino ("Gary"), Janet Cino ("Janet"), Gary L. Nett, Trustee for The Cino Children's Trust dated March 18, 1997 ("Children's Trustee"), and Gary and Janet Cino, Trustees of the Gary and Janet Cino Trust dated May 1, 1991 ("Cino Trustees") (Gary, Janet, the
Children's Trustee and the Cino Trustees shall be referred to herein individually as a "Stockholder" and collectively as the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, immediately prior to the execution of this Agreement, Parent, Step Ahead Investments, Inc., a California corporation (the "Company"), and Dollar Tree West, Inc., a California corporation ("Sub"), have entered into a Merger Agreement (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"); and

         WHEREAS, the Stockholders are the record holders of the shares of Company Stock described on Schedule A attached hereto;

         WHEREAS,  as an inducement  and a condition to entering into the Merger
Agreement,   Parent  has  requested  that  the   Stockholders   agree,  and  the
Stockholders have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person shall include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of
Section 13(d) of the Exchange Act with respect to securities of the same issuer.

                  (b) "Company Stock" shall mean at any time the capital stock of the Company, including the Company's common stock, no par value per share, and the Company's Series A Preferred Stock.



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                  (c)  "Existing  Shares" shall mean the shares of Company Stock
Beneficially Owned by the Stockholders on the date hereof.

                  (d) "Shares" shall mean the Existing Shares and any shares of Company Stock and/or other equity securities of the Company the Beneficial Ownership of which is acquired by the Stockholders in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by the Stockholders.

         Section 2. Voting of Company Stock. The Stockholders hereby agree that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Stock, however called, or in connection with any written consent of the holders of Company Stock, the Stockholders will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and the Stockholders shall vote or consent (or cause to be voted or consented) the Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

         Section 3. Covenants, Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to, and agree with, Parent as follows:

                  (a) Ownership of Shares. The Stockholders are the record and Beneficial Owner of Existing Shares consisting solely of the shares of Company Stock shown on Schedule A. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholders. The Stockholders have sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Binding Effect. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a valid and binding agreement enforceable against the Stockholders in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution and delivery and performance of this Agreement by the Stockholders


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and (ii) none of the execution and delivery and performance of this Agreement by the Stockholders, the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents of the Stockholders, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any of the Stockholders is a party or by which any of the Stockholders or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, law, rule or regulation applicable to any of the Stockholders or any of their properties or assets.

                  (d) No Encumbrances. Except as applicable in connection with the transactions contemplated hereby, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by the Stockholders, or by a nominee or custodian for the benefit of the Stockholders, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except those which would not affect the Stockholders' performance hereunder or for any such encumbrances or proxies arising hereunder.

                  (e) Restriction on Transfer, Proxies; Non-Interference. No Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber (other than by operation of law), assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or
(iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or would result in a breach by such Stockholder of its obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement or the effect of which would be inconsistent or violative of any provision or agreement contained in this Agreement.

                  (f) Reliance by Parent. The Stockholders understand and acknowledge that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement.

         Section 4. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

                  (a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and no other


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corporate  proceedings  on the part of Parent are  necessary  to  authorize  the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, law, rule or regulation applicable to Parent or any of its properties or assets.

                  (d) No Finder's Fee. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

         Section 5. Stop Transfer; Legend.

                  (a) The Stockholders agree with, and covenant to, Parent that the Stockholders shall not request that the Company register the transfer
(book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such transfer is made in compliance with this Agreement.

                  (b) In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like other than pursuant to the Merger, the term "Shares" shall be deemed to refer to and include the shares of Company Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.



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                  (c) Each  Stockholder  will, prior to the Effective Time, duly execute and deliver to Parent an  Affiliate  Agreement  contemplated  in Section
6.11 of the Merger Agreement substantially in the form of Exhibit D to the Merger Agreement.

                  (d) The Stockholders shall use reasonable efforts to find and surrender to the Company all certificates representing the Shares, and the Company shall place the following legend on such certificates:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
         TO A STOCKHOLDER AGREEMENT DATED AS OF JULY 22, 1998 BY AND BETWEEN DOLLAR TREE STORES, INC. AND GARY L. CINO, JANET CINO, GARY L. NETT, TRUSTEE FOR THE CINO CHILDREN'S TRUST, GARY AND JANET CINO, TRUSTEES OF THE GARY AND JANET CINO TRUST WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER AND VOTING THEREOF."

         Section 6. Termination.The provisions of this Agreement shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

         Section 7. Confidentiality. The Stockholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Stockholders hereby agree not to disclose or discuss such matters with anyone not a party to this Agreement (other than to the Company and to its and the Company's counsel and advisors) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event the Stockholders shall give prior notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

         Section 8. Disclosure. The Stockholders hereby agree to permit Parent to publish and disclose in the Registration Statement and the Proxy Statement (including all documents, exhibits and schedules filed with the SEC), and any press release or other disclosure document which Parent's counsel advises are necessary or desirable in connection with the Merger and any transactions related thereto, the Stockholders' identity and ownership of Company Stock or shares of Parent Common Stock, as the case may be, and the nature of its commitments, arrangements and understandings under this Agreement.

         Section 9. Miscellaneous.

                  (a) Entire Agreement. This Agreement (including the Schedule A attached hereto and made a part hereof) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

                  (b) Binding Agreement. The Stockholders agree that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholders' heirs, distributees, guardians, administrators, executors, legal representatives, or successors, partners or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor. Nothing in this clause (b) shall permit any transfer of Shares otherwise prohibited by the provisions of this Agreement.

                  (c) Assignment. No party may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Stockholders:   Mr. Gary Cino
                                        Step Ahead Investments, Inc.
                                        3222 Winona Way
                                        North Highland, California 95660
                                        Telecopier: (916) 348-0380

                  with a copy to:       Latham & Watkins
                                        505 Montgomery Street, Suite 1900
                                        San Francisco, California   94111
                                        Attention: Tracy Edmonson, Esquire
                                        Telecopier: (415) 395-8095


                  If to Parent:         Dollar Tree Stores, Inc.
                                        500 Volvo Parkway
                                        Chesapeake, Virginia 23320
                                        Attention: Mr. H. Ray Compton
                                        Telecopier: (757) 321-5111



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                  with a copy to:       Hofheimer Nusbaum, P.C.
                                        999 Waterside Drive, Suite 1700
                                        P. O. Box 3460
                                        Norfolk, Virginia   23514
                                        Attention: William A. Old, Jr., Esquire
                                        Telecopier: (757) 629-0660

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had near been contained herein.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of law thereof.

                  (k) Noncontravention. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any Stockholder serving on the Board


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of Directors of the Company  from taking any action,  subject to the  applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

                  (l) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (n)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


         IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.


                                      DOLLAR TREE STORES, INC.


                                      By:  /s/ H. Ray Compton
                                           -----------------------------------
                                               H. Ray Compton
                                               Executive Vice President

                                      /s/ Gary Cino
                                      -----------------------------------------
                                      Gary Cino

                                      /s/ Janet Cino
                                      -----------------------------------------
                                      Janet Cino

                                      /s/ Gary L. Nett
                                      -----------------------------------------
                                      Gary L. Nett, Trustee for The Cino
                                      Children's Trust dated March 18, 1997

                                      /s/ Gary Cino
                                      -----------------------------------------
                                      Gary Cino, Trustee of the Gary and Janet
                                      Cino Trust dated May 1, 1991

                                      /s/ Janet Cino
                                      -----------------------------------------
                                      Janet Cino, Trustee of the Gary and Janet
                                      Cino Trust dated May 1, 1991